UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  August 31, 2011

LIFE PARTNERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State of incorporation)
0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)

204 Woodhew	76712
Waco, Texas	(Zip Code)
(Address of Principal Executive Offices)

Issuer’s telephone number, including area code:  254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2011, the board of directors of Life Partners Holdings, Inc. (“we”) approved a form of indemnification agreement, which we have entered with each of our directors and executive officers.  In general, each of the indemnification agreements provide, to the fullest extent permitted or provided by Texas law, mandatory indemnification against expenses, judgments, fines, penalties and amounts paid in settlement relating to, arising out of or resulting from any event or occurrence related to the fact that the indemnitee is or was a director or executive officer, as qualified in the indemnification agreements.

We are involved in legal proceedings in which our directors and three of our executive officers are named defendants.  Three of our executive officers are also defendants in an enforcement proceeding by the Securities and Exchange Commission (the “SEC”).  We are currently advancing the cost of legal defenses for these directors and officers and the entry into the indemnification agreements will have no immediate effect with respect to these advancements.  The indemnification agreements would, however, ensure that we continue to indemnify these directors and officers and to advance their costs of legal defense for so long as they are permitted to be indemnified under applicable law.  Under the Texas Business Organizations Code, indemnification and the advancement of expenses is denied to a person who has not acted in good faith, has engaged in willful or intentional misconduct or who has breach his or her duty of loyalty to the enterprise.  In accordance with the indemnification agreements, the directors who are not a party to the claims in these legal proceedings have determined that the three executive officers satisfy the standards of conduct requirements under Texas law and are eligible for indemnification.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons pursuant to the foregoing, or otherwise, we are advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Each agreement is identical in all material respects to the form of indemnification agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.  The foregoing description of the indemnification agreement does not purport to be complete and is qualified by its entirety by reference to Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Form of indemnification agreement*

*Management contract or compensation plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 7, 2011
Life Partners Holdings, Inc.

By: /s/ David M. Martin

David M. Martin
Principal Financial Officer

EXHIBIT INDEX

Number	Description	Page

10.1	Form of indemnification agreement	5